Execution Copy	Contract #205132-6
AMENDMENT NO. 6
TO
Yahoo! Publisher Network Agreement #205132
THIS AMENDMENT NO. 6 (this “Sixth Amendment”) is entered into as of November 12, 2009 (the “Sixth Amendment Effective Date”) by and between Yahoo! Inc (“Yahoo!”), as successor-in-interest to Overture Services, Inc. (“Overture”) and Local.com Corporation, formerly known as Interchange Corporation, (“Publisher”), and amends the Yahoo! Publisher Network Agreement #205132 between Overture and Publisher entered into as of October 17, 2005, as amended by Amendment No. 1 dated as of December 8, 2005, Amendment No. 2 dated as of March 31, 2006, Amendment No. 3 dated as of August 1, 2007, Amendment No. 4 dated as of April 16, 2009, and Amendment No. 5 dated as of June 12, 2009 (collectively, the “Agreement”).
In consideration of the mutual covenants and conditions, the receipt and sufficiency is of which are hereby acknowledged, Publisher and Yahoo! hereby agree as follows:
     1. The Agreement is hereby amended to add the following after Section C (“Additional Requirements for Paid Search”) of Attachment A to the Agreement:
     “D. Additional Requirements for Graphics
          1. Implementations.  Publisher may display relevant non-clickable images from an Advertiser’s website in connection with such Advertiser’s Paid Search Results displayed on a results page (“Graphics”); such Graphics shall only be provided by a third party approved in writing by Yahoo! (“Approved Graphics Provider”) in a manner that is substantially similar to the mock-ups attached to Amendment No. 6.  If Publisher wishes to alter the manner in which Graphics are displayed, Publisher must provide written notice thereof to Yahoo! and Yahoo! may approve or disapprove such new design.  For the avoidance of doubt, the Graphics shall not redirect the user to an Advertiser’s web page when clicked upon by a user.
          2. Representations and Warranties.  Publisher represents and warrants that it has the legal right, power and authority to exploit the Graphics as contemplated in this Agreement.
          3. Prohibited Advertisers.  “Prohibited Advertisers” are Advertisers that Yahoo! believes for business or contractual reasons should not have Graphics displayed in connection with their Paid Search Results.  If applicable, Yahoo! shall provide Publisher with a list of Prohibited Advertisers (“Prohibited Advertiser List”) for whom Graphics shall not be displayed, and Publisher shall cause the Approved Graphics Provider to remove the Graphics from display in connection with Prohibited Advertiser Paid Search Results.  Yahoo! shall have the right to update the Prohibited Advertiser List from time to time in its sole discretion.
          4. Display.  Yahoo! shall have the right to request that Publisher block or change the Graphics used for one or more Advertisers for any reason or no reason.  It shall be Publisher’s responsibility to cause the Approved Graphics Provider to change or block the Graphics immediately upon its receipt (including by email) of such request hereunder from Yahoo!. Yahoo! may, at its option, contact the Approved Graphics Provider directly to effect the foregoing. ***
          5. Indemnification. In addition to and without limitation of Publisher’s indemnification obligations under Section 15 of Attachment B (Terms and Conditions) to the Agreement, Publisher shall defend and/or settle, and pay damages awarded pursuant to, any claim brought against Yahoo! and/or Yahoo! Related Parties, its or their officers, directors, employees, agents and third party service providers, arising from or related to any aspect of Publisher’s use of Graphics, including but not limited to the selection or display of Graphics in connection with Publisher’s Offerings and/or any technology used in the implementation of Graphics as outlined herein. The limitation of liability described in Section 17 of Attachment B (Terms and Conditions) to the Agreement shall not apply to any amounts owed by Publisher under this Section.
          6. Termination.  In addition to the foregoing, Yahoo! shall have the right, for any reason or no reason, in its sole discretion, to immediately require Publisher to terminate the implementation of Graphics described in this Section D.”
     2. This Sixth Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be the original, but all of which taken together shall constitute one and the same instrument.

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     3. The Agreement is amended to provide that references in the Agreement to “this Agreement” or “the Agreement” (including indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed references to the Agreement as amended hereby. Capitalized terms not defined herein have the meanings set forth in the Agreement, except as amended by this Sixth Amendment.
     4. Except as amended by this Sixth Amendment, the Agreement will remain in full force and effect in accordance with its terms. In the event of a conflict between the terms of this Sixth Amendment and the Agreement, the terms of this Sixth Amendment shall govern.
This Sixth Amendment has been executed by the duly authorized representatives of the parties as of the Sixth Amendment Effective Date.

LOCAL.COM CORPORATION		YAHOO! INC.

By:	/s/ Brenda Agius	By:	/s/ David Sullivan

Name: Brenda Agius		Name: David Sullivan
Title: CFO		Title: VP, Business Development

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Contract #205132-6
Mockups of Graphics on Publisher’s Offerings
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